EXHIBIT 3.2

BY-LAWS, AS AMENDED EFFECTIVE AS OF MAY 7, 2019

As adopted by the Newell Brands Board of Directors, effective as of May 7, 2019

BY-LAWS

OF

NEWELL BRANDS INC.

(a Delaware corporation)

(as amended effective as of May 7, 2019)

ARTICLE I

OFFICES

1.1 REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware shall be located in the City of Dover and County of Kent. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or the business of the Corporation may require from time to time.

1.2 PRINCIPAL OFFICE. The principal office of the Corporation shall be located in Atlanta, Georgia.

ARTICLE II

STOCKHOLDERS

2.1 ANNUAL MEETING. The annual meeting of stockholders shall be held each year at such time and date as the Board of Directors may designate prior to the giving of notice of such meeting, but if no such designation is made, then the annual meeting of stockholders shall be held on the second Wednesday in May of each year for the election of directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

2.2 SPECIAL MEETINGS.

(a) Special meetings of the stockholders, for any purpose or purposes, may be called by the Chairman, by the Board of Directors or by the President. A special meeting of stockholders (a “Stockholder Requested Special Meeting”) shall be called by the Board of Directors upon the written request (a “Stockholder Special Meeting Request”) of the holders representing in the aggregate at least fifteen percent (the “Requisite Percentage”) of the outstanding voting stock of the Corporation; provided that such shares are determined to be Net Long Shares (as defined in 2.2(b)) that have been held continuously for at least one year prior to the date of the Stockholder Special Meeting Request (the “One-Year Period”) in accordance with the requirements set forth in Sections 2.2(b), 2.2(c) and 2.2(d) hereof.

(b) For purposes of determining the Requisite Percentage, “Net Long Shares” shall be determined with respect to the stockholder(s) of record making the Stockholder Special Meeting Request (each such record owner, a “Requesting Stockholder”) in accordance with the definition of “net long position” set forth in Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”); provided that (i) for purposes of such definition, (A) “the date that a tender offer is first publicly announced or otherwise made known by the bidder to the holders of the security to be acquired” shall be the date of the relevant Stockholder Special Meeting Request, (B) the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of Common Stock on the Nasdaq Stock Market (or any successor thereto) on such date (or, if such date is not a trading day, the next succeeding trading day), (C) the “person whose securities are the subject of the offer” shall refer to the Corporation, and (D) a “subject security” shall refer to the outstanding Common Stock; and (ii) the net long position of such holder shall be reduced by the number of shares of Common Stock as to which such holder does not, or will not, have the right to vote or direct the vote at the Stockholder Requested Special Meeting or as to which such holder has, at any time during the One-Year Period, entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares and which derivative or other agreement, arrangement or understanding remains in effect. Whether shares constitute “Net Long Shares” shall be decided in good faith by the Board of Directors.

(c) In order for a Stockholder Requested Special Meeting to be called, the Stockholder Special Meeting Request must be signed by the requisite percentage of holders (or their duly authorized agents) and must be delivered to the Secretary of the Corporation. Any Stockholder Special Meeting Request shall set forth with particularity (i) the names and business addresses of the Requesting Stockholder(s) and any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity (each a “Person”) acting in concert with any Requesting Stockholder, (ii) the name and address of each Requesting Stockholder and the Persons identified in clause (i), as they appear on the Corporation’s books (if they so appear), (iii) the class and number of shares of the Corporation beneficially owned by each Requesting Stockholder and the Persons identified in clause (i) and documentary evidence that the Requisite Percentage of Net Long Shares have been held continuously for the One-Year Period by each Requesting Stockholder, (iv) a commitment to promptly notify the Corporation upon any decrease occurring between the date on which the Stockholder Special Meeting Request is delivered to the Secretary of the Corporation and the date of the Stockholder Requested Special Meeting in the number of Net Long Shares owned by such Requesting Stockholder, (v) an acknowledgement by each Requesting Stockholder that any decrease after the date on which the Stockholder Special Meeting Request is delivered to the Secretary of the Corporation in the number of Net Long Shares held by each Requesting Stockholder shall be deemed a revocation of the Stockholder Special Meeting Request with respect to such shares and that such shares will no longer be included in determining whether the Requisite Percentage has been satisfied, (vi) a representation that at least one Requesting Stockholder, or a qualified representative of at least one Requesting Stockholder, intends to appear to present the item of business to be brought before the Stockholder Requested Special Meeting, (vii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if the business includes a proposal to amend these By-Laws or the Restated Certificate of Incorporation, as amended, the language of the proposed amendment), and (viii) all arrangements or understandings between each Requesting Stockholder and any other Persons, including their names, in connection with the proposed business of the special meeting and any material interest of each Requesting Stockholder in such business. In addition, each Requesting Stockholder shall promptly provide any other information reasonably requested by the Corporation. The only business that may be conducted at the special meeting properly called by the Requesting Stockholders shall be the business proposed in the Stockholder Special Meeting Request; provided, however, that the Board of Directors shall have the authority in its discretion to submit additional matters to the stockholders and to cause other business to be transacted. The Stockholder Special Meeting Request shall be delivered personally or sent by registered mail to the Secretary of the Corporation at the principal executive offices of the Corporation. If the Board of Directors determines that the Stockholder Special Meeting Request complies with the provisions of these By-Laws and that the proposal to be considered or business to be conducted is a proper subject for stockholder action under applicable law, the Board of Directors shall call and send notice of a Stockholder Requested Special Meeting for the purpose set forth in the Stockholder Special Meeting Request in accordance with Section 2.4 of these By-Laws. The Board of Directors shall determine the date for such Stockholder Requested Special Meeting, which date shall be not later than 45 days following the Corporation’s receipt of the Stockholder Special Meeting Request, and the record date(s) for stockholders entitled to notice of and to vote at such Stockholder Requested Special Meeting.

(d) Notwithstanding the foregoing provisions of this Section 2.2, a Stockholder Requested Special Meeting shall not be held if (i) the Stockholder Special Meeting Request does not comply with these By-Laws, (ii) the business specified in the Stockholder Special Meeting Request is not a proper subject for stockholder action under applicable law, (iii) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within 60 days after the Secretary receives the Stockholder Special Meeting Request and the Board of Directors determines that the business of such meeting includes (among any other matters properly brought before the annual or special meeting) the business specified in the Stockholder Special Meeting Request, (iv) the Stockholder Special Meeting Request is received by the Secretary during the period commencing 90 days prior to the anniversary date of the prior year’s annual meeting of stockholders and ending on the date of the final adjournment of the next annual meeting of stockholders, (v) an identical or substantially similar item (a “Similar Item”) was presented at any meeting of stockholders held within 60 days prior to receipt by the Secretary of the Stockholder Special Meeting Request (and, for purposes of this clause (v), the nomination, election or removal of directors shall be deemed a “Similar Item” with respect to all items of business involving the nomination, election or removal of directors, the changing of the size of the Board of Directors and the filling of vacancies and/or newly created directorships), or (vi) the Stockholder Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act, or other applicable law. If none of the Requesting Stockholders who submitted a Stockholder Special Meeting Request appears or sends a qualified representative to present the item of business submitted by the Requesting Stockholder(s) for consideration at the Stockholder Requested Special Meeting, such item of business shall not be submitted for vote of the stockholders at such Stockholder Requested Special Meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation or such Requesting Stockholder(s). Whether the Requesting Stockholders have complied with the requirements of this Section 2.2 and related provisions of the By-Laws shall be determined in good faith by the Board, which determination shall be exclusive and binding on the Corporation and the stockholders of the Corporation.

2.3 PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Georgia.

2.4 NOTICE OF MEETING. Written notice stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger or consolidation of the Corporation requiring stockholder approval or a sale, lease or exchange of substantially all of the Corporation’s property and assets, not less than twenty nor more than sixty days before the date of meeting, to each stockholder of record entitled to vote at such meeting. If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty days, or unless, after adjournment, a new record date is fixed for the adjourned meeting, in either of which cases notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.5 FIXING OF RECORD DATE.

(a) For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and the record date for determining stockholders for any other purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

(b) The record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be fixed in the manner provided for in Article Ninth of the Restated Certificate of Incorporation, as amended.

2.6 VOTING LISTS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in his name, which list, for a period of ten days prior to such meeting, shall be kept on file either at a place within the city where the meeting is to be held and which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and shall be open to the examination of any stockholder, for any purpose germane to the meeting, at any time during ordinary business hours. Such lists shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders entitled to vote, or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

2.7 QUORUM. The holders of shares of stock of the Corporation entitled to cast a majority of the total votes that all of the outstanding shares of stock of the Corporation would be entitled to cast at the meeting, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders; provided, that if less than a majority of the outstanding shares of capital stock are represented at said meeting, a majority of the shares of capital stock so represented may adjourn the meeting. If a quorum is present, the affirmative vote of a majority of the votes entitled to be cast by the holders of shares of capital stock represented at the meeting shall be the act of the stockholders, unless a different number of votes is required by the General Corporation Law, the Restated Certificate of Incorporation, as amended, or these By-Laws. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of stockholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

2.8 PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy pursuant to the foregoing sentence, a stockholder may validly grant such authority by executing a writing authorizing another person or persons to act for such stockholder as proxy or (ii) by authorizing another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder, or by any other means permitted under the Delaware General Corporation Law.

2.9 VOTING OF STOCK. Each stockholder shall be entitled to such vote as shall be provided in the Restated Certificate of Incorporation, as amended, or, absent provision therein fixing or denying voting rights, shall be entitled to one vote per share with respect to each matter submitted to a vote of stockholders.

2.10 VOTING OF STOCK BY CERTAIN HOLDERS. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent such stock and vote thereon. Stock standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the charter or by-laws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine. Shares of its own capital stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall neither be entitled to vote nor counted for quorum purposes, but shares of its capital stock held by the Corporation in a fiduciary capacity may be voted by it and counted for quorum purposes.

2.11 VOTING BY BALLOT. Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

2.12 NOTICE OF STOCKHOLDER PROPOSALS.

(a) No business may be transacted at an annual meeting of stockholders other than business that (i) is specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) is otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), (iii) is otherwise properly brought before the annual meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.12 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 2.12, or (iv) involves the nomination of directors, all of which nominations must be made in compliance with, and shall be exclusively governed by, Article Eighth of the Restated Certificate of Incorporation, as amended, and Sections 3.15 and 3.16 of these By-Laws. Clause (iii) above shall be the exclusive means for a stockholder to submit such business before an annual meeting of stockholders; provided that nothing in this Section 2.12 shall be deemed to affect the rights of a stockholder to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be addressed to the Secretary and delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c) To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting:

(i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

(ii) as to the stockholder giving the notice and any Stockholder Associated Person (as defined below), the name and record address of such stockholder and such Stockholder Associated Person, as they appear on the Corporation’s stock ledger and, if different, their current names and addresses;

(iii) as to the stockholder giving the notice and any Stockholder Associated Person, (A) the class, series and number of all shares of capital stock of the Corporation that are owned of record by such stockholder or such Stockholder Associated Person, if any, (B) the class, series and number of, and the nominee holder for, any shares of capital stock of the Corporation owned beneficially but not of record by such stockholder or such Stockholder Associated Person, if any, and (C) a description of all Derivative Transactions (as defined below) by such stockholder or such Stockholder Associated Person during the previous 12-month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, the transactions, such description also to include all information that such stockholder or Stockholder Associated Person would be required to report on an Insider Report (as defined below) if such stockholder or Stockholder Associated Person were a director of the Corporation or the beneficial owner of more than 10% of the shares of the Corporation at the time of the transactions;

(iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder or any Stockholder Associated Person in such business; and

(v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(d) No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.12, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.12 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

(e) If information submitted pursuant to this Section 2.12 shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 2.12. Any information previously submitted by the stockholder pursuant to this Section 2.12 shall be supplemented by such stockholder and Stockholder Associated Person, if any, not later than 10 days after the record date for the annual meeting in order to disclose any material change in such information as of the record date. If a stockholder fails to provide such written update within such period, the information as to which written update was required may be deemed not to have been provided in accordance with this Section 2.12.

(f) For purposes of this Section 2.12:

(i) a “Stockholder Associated Person” of any stockholder shall mean (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of capital stock of the Corporation owned of record or beneficially by such stockholder and (C) any person controlling, controlled by or under common control with such stockholder or a Stockholder Associated Person as defined in the foregoing clauses (A) and (B);

(ii) “Derivative Transaction” by a person shall mean any (A) transaction in, or arrangement, agreement or understanding with respect to, any option, warrant, convertible security, stock appreciation right or similar right with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the Corporation, or any similar instrument with a value derived in whole or in part from the value of a security of the Corporation, in any such case whether or not it is subject to settlement in a security of the Corporation or otherwise and (B) any transaction, arrangement, agreement or understanding which included or includes an opportunity for such person, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the Corporation or to increase or decrease the number of securities of the Corporation which such person was, is or will be entitled to vote, in any case whether or not it is subject to settlement in a security of the Corporation or otherwise; and

(iii) “Insider Report” shall mean a statement required to be filed pursuant to Section 16 of the Exchange Act (or any successor provisions), by a person who is a director of the Corporation or who is directly or indirectly the beneficial owner of more than 10% of the shares of the Corporation.

(g) This Section 2.12 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than (i) any proposal made pursuant to Rule 14a-8 under the Exchange Act and (ii) the matters set forth in Sections 3.15 and 3.16 of these By-Laws. In addition to the requirements of this Section 2.12 with respect to any business proposed to be brought before an annual meeting, each stockholder submitting such business before an annual meeting of stockholders shall comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12. Nothing in this Section 2.12 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE III

DIRECTORS

3.1 GENERAL POWERS. The business of the Corporation shall be managed by its Board of Directors.

3.2 NUMBER, TENURE AND QUALIFICATION. The number of directors of the Corporation shall be not less than nine and not more than thirteen, with the exact number to be fixed from time to time by the Board of Directors, and the term of office of each director shall be as set forth in the Restated Certificate of Incorporation, as amended. Except as provided in the Restated Certificate of Incorporation, as amended, a nominee for director shall be elected to the Board of the Directors by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present; provided, however, that if the number of nominees exceeds the number of directors to be elected as of the date that is ten days prior to the date that the Corporation first mails its notice of meeting for such meeting to the stockholders, then the directors shall be elected by the vote of a plurality of the votes of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of directors. For purpose of this Section 3.2, a majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” a director (with “abstentions” and “broker non-votes” not counted as a vote cast with respect to that director). A director may resign at any time upon written notice to the Corporation. Directors need not be stockholders of the Corporation.

3.3 REGULAR MEETINGS. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of regular meetings without other notice than such resolution.

3.4 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by him or them.

3.5 NOTICE. Notice of any special meeting of directors, unless waived, shall be given, in accordance with Section of the By-Laws, in person, by mail, by telegram or cable, by telephone, or by any other means that reasonably may be expected to provide similar notice. Notice by mail and, except in emergency situations as described below, notice by any other means, shall be given at least two (2) days before the meeting. For purposes of dealing with an emergency situation, as conclusively determined by the director(s) or officer(s) calling the meeting, notice may be given in person, by telegram or cable, by telephone, or by any other means that reasonably may be expected to provide similar notice, not less than two hours prior to the meeting. If the secretary shall fail or refuse to give such notice, then the notice may be given by the officer(s) or director(s) calling the meeting. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all the directors shall be present at the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, and no notice of a meeting shall be required to be given to any director who shall attend such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.6 NOTICE TO DIRECTORS. If notice to a director is given by mail, such notice shall be deemed to have been given when deposited in the United States mail, postage prepaid, addressed to the director at his address as it appears on the records of the Corporation. If notice to a director is given by telegram, cable or other means that provide written notice, such notice shall be deemed to have been given when delivered to any authorized transmission company, with charges prepaid, addressed to the director at his address as it appears on the records of the Corporation. If notice to a director is given by telephone, wireless, or other means of voice transmission, such notice shall be deemed to have been given when such notice has been transmitted by telephone, wireless or such other means to such number or call designation as may appear on the records of the Corporation for such director.

3.7 QUORUM. Except as otherwise required by the General Corporation Law or by the Restated Certificate of Incorporation, as amended, a majority of the number of directors fixed by these By-Laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof.

3.8 MANNER OF ACTING. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

3.9 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all the members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

3.10 VACANCIES. Vacancies on the Board of Directors, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, disability, resignation, retirement, disqualification, removal from office or other cause shall be filled in accordance with the provisions of the Restated Certificate of Incorporation, as amended.

3.11 COMPENSATION. The Board of Directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers, or otherwise. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and at each meeting of any committee of the Board of which they are members in such manner as the Board of Directors may from time to time determine.

3.12 PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors or at a meeting of any committee of the Board at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation within 24 hours after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

3.13 COMMITTEES. By resolution passed by a majority of the whole Board, the Board of Directors may designate one or more committees, each such committee to consist of two or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of any meeting of the committee. Any such committee, to the extent provided in the resolution or in these By-Laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.

3.14 CHAIRMAN AND VICE CHAIRMEN. The Board of Directors may from time to time designate from among its members a Chairman of the Board and one or more Vice Chairmen. The Chairman shall preside at all meetings of the Board of Directors. In the absence of the Chairman of the Board, the Chief Executive Officer and the President and Chief Operating Officer, and, in their absence, a Vice Chairman (with the longest tenure as Vice Chairman), shall preside at all meetings of the Board of Directors. The Chairman and each of the Vice Chairmen shall have such other responsibilities as may from time to time be assigned to each of them by the Board of Directors.

3.15 NOMINATION OF DIRECTORS.

(a) This Section 3.15 is intended only to supplement, and does not amend or supersede in any respect, Article Eighth of the Restated Certificate of Incorporation, as amended. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances as set forth in the Restated Certificate of Incorporation, as amended, or in a resolution providing for the issuance of such stock adopted by the Board of Directors pursuant to authority vested in it by the Restated Certificate of Incorporation, as amended, only persons who are nominated for election as directors in accordance with the provisions of Articles Eighth and Ninth of the Restated Certificate of Incorporation, as amended, the following procedures of this Section 3.15, and the procedures set forth in Section 3.16 of these By-Laws shall be eligible for election as directors of the Corporation.

(b) Any stockholder who is required by said Article Eighth of the Restated Certificate of Incorporation, as amended, to give, or has given, written notice of such stockholder’s intent to make a nomination or nominations for election of a director shall also give timely notice in proper written form as provided in this Section 3.15 to the Secretary of the Corporation, at the same time and in the same manner as such stockholder is required by said Article Eighth of the Restated Certificate of Incorporation, as amended, to give written notice to the Secretary.

(c) To be in proper written form, a stockholder’s notice, as provided in this Section 3.15, to the Secretary must set forth: (i) all of the information, representations and consents required by Article Eighth of the Restated Certificate of Incorporation, as amended, and Section 2.12(c) of these By-Laws; and (ii) as to a nominee, all of the information, representations and consents required by Article Eighth of the Restated Certificate of Incorporation, as amended, and Section 3.16(i)(iii) and the last sentence of 3.16(i) of these By-Laws.

(d) If information submitted pursuant to this Section 3.15 shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 3.15. Any information previously submitted by the stockholder pursuant to this Section 3.15 shall be supplemented by such stockholder and Stockholder Associated Person, if any, not later than 10 days after the record date for the annual meeting in order to disclose any material change in such information as of the record date. If a stockholder fails to provide such written update within such period, the information as to which written update was required may be deemed not to have been provided in accordance with this Section 3.15.

(e) For purposes of this Section 3.15, the terms “Stockholder Associated Person,” “Derivative Transaction” and “Insider Report” shall have the same meanings as given them in Section 2.12 of these By-Laws.

(f) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in Articles Eighth and Ninth of the Restated Certificate of Incorporation, as amended, this Section 3.15 and Section 3.16 of these By-Laws. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

(g) The provisions of this Section 3.15 are separate from, and additional to, and the stockholder shall additionally comply with, all other applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.15. Nothing in this Section 3.15 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

3.16 INCLUSION OF DIRECTOR NOMINATIONS BY STOCKHOLDERS IN THE CORPORATION’S PROXY MATERIALS.

(a) Subject to the terms and conditions set forth in these By-Laws (including the provisions of Section 3.15 concerning the provisions of stockholder notices for nominations of directors), the Corporation shall include in its proxy statement and form of proxy (hereinafter, the “proxy materials”) for an annual meeting of stockholders for the election of directors, in addition to the persons selected and recommended for election by the Board of Directors or any committee thereof, the name, together with the Required Information (as defined herein), of any person nominated for election (the “Proxy Access Stockholder Nominee”) to the Board of Directors by one or more Stockholders that satisfies the notice, ownership and other requirements of this Section 3.16 (such person or group who nominates a Proxy Access Stockholder Nominee, the “Eligible Stockholder”).

(b) To nominate a Proxy Access Stockholder Nominee, the Eligible Stockholder must provide timely notice in proper written form as provided in this Section 3.16 to the Secretary of the Corporation of such Eligible Stockholder’s intent to have its Proxy Access Stockholder Nominee included in the Corporation’s proxy materials (the “Notice of Proxy Access Nomination”), at the same time and in the same manner as such stockholder is required by Article Eighth of the Restated Certificate of Incorporation, as amended, to give written notice to the Secretary; provided, however that such notice with respect to an election to be held at an annual meeting shall be given no earlier than 120 days and no later than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (the last day on which a Notice of Proxy Access Nomination may be given to the Secretary, the “Final Proxy Access Nomination Date”). In addition to other requirements set forth in this Section 3.16, the Notice of Proxy Access Nomination must include the name and address of the Eligible Stockholder (including each stockholder and beneficial owner whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder).

(c) For purposes of this Section 3.16, the “Required Information” that the Corporation will include in its proxy materials is (i) the information concerning the Proxy Access Stockholder Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy materials by the regulations promulgated under the Exchange Act; and (ii) if the Eligible Stockholder so elects, a Statement (as defined herein). Nothing in this Section 3.16 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Proxy Access Stockholder Nominee.

(d) The maximum number of Proxy Access Stockholder Nominees (including Proxy Access Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 3.16 but either are subsequently withdrawn or that the Board of Directors decides to select and recommend as Board of Director nominees) that may appear in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed 20% of the number of directors in office as of the Final Proxy Access Nomination Date, or if such number is not a whole number, the closest whole number below 20% (the “Permitted Number”) but not less than one; provided, however, that the Permitted Number shall be reduced by the number of such director candidates for which the Corporation shall have received one or more valid notices that a stockholder (other than an Eligible Stockholder) intends to nominate director candidates at such applicable annual meeting of stockholders pursuant to Section 3.15; provided, further, that in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Proxy Access Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 3.16 exceeds the Permitted Number, each Eligible Stockholder will select one Proxy Access Stockholder Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, with preference provided based on the number (largest to smallest) of shares owned by each Eligible Stockholder pursuant to this Section 3.16. If the Permitted Number is not reached after each Eligible Stockholder has selected one Proxy Access Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(e) An Eligible Stockholder is one or more stockholders who owns and has owned, or are acting on behalf of one or more beneficial owners who own and have owned (as defined below), for at least three years as of the date the Notice of Proxy Access Nomination is given to the Secretary, shares representing at least 3% of the voting power entitled to vote generally in the election of directors (the “Required Shares”), and who continue to own the Required Shares at all times between the date the Notice of Proxy Access Nomination is given to the Secretary and the date of the applicable annual meeting of stockholders, provided that the aggregate number of stockholders, and, if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purposes of satisfying the foregoing ownership requirement shall not exceed twenty. Two or more funds that are (i) under common management and investment control or (ii) under common management and funded primarily by a single employer (such funds together under each of (i) or (ii) comprising a “Qualifying Fund”) shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this Section 3.16(e), and treated as one person for the purpose of determining ownership in Section 3.16(f), provided that each fund comprising a Qualifying Fund otherwise meets the requirements set forth in this Section 3.16. No stockholder or beneficial holder may be a member of more than one group constituting an Eligible Stockholder under this Section 3.16.

(f) For purposes of calculating the Required Shares, “ownership” shall be deemed to consist of and include only the outstanding shares as to which a person possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the ownership of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) that a person has sold in any transaction that has not been settled or closed, (B) that a person has borrowed or purchased pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by a person, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, the person’s full right to vote or direct the voting of any such shares, or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such person’s shares. “Ownership” shall include shares held in the name of a nominee or other intermediary so long as the person claiming ownership of such shares retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares, provided that this provision shall not alter the obligations of any stockholder to provide the Notice of Proxy Access Nomination. Ownership of shares shall be deemed to continue during any period in which shares have been loaned if the person claiming ownership has the power to recall such loaned shares on three business days’ notice. Ownership of shares shall be deemed to continue during any period in which any voting power has been delegated by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time without condition. For purposes of this Section 3.16, the determination of the extent of “ownership” of shares shall be made in good faith by the Board of Directors, which determination shall be conclusive and binding on the Corporation and the stockholders. An Eligible Stockholder shall include in its Notice of Proxy Access Nomination the number of shares it is deemed to own for the purposes of this Section 3.16.

(g) No later than the Final Proxy Access Nomination Date, an Eligible Stockholder (including each stockholder, fund comprising a Qualifying Fund and beneficial owner whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder) must provide the following information in writing to the Secretary: (i) all of the information required pursuant to Article Eighth of the Restated Certificate of Incorporation, as amended, and Sections and 2.12(b) and 3.15(c) of these By-Laws as if the Notice of Proxy Access Nomination was a notice; (ii) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of the date the Notice of Proxy Access Nomination is sent to the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide (A) within five business days after the record date for the applicable annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date, and (B) immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting of stockholders; (iii) the written consent of each Proxy Access Stockholder Nominee to being named in the Corporation’s proxy materials as a nominee and to serving as a director if elected; and (iv) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act. In addition, no later than the Final Proxy Access Nomination Date, an Eligible Stockholder (including each stockholder, fund comprising a Qualifying Fund and beneficial owner whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder) must provide to the Secretary: (i) a signed and written representation of the Eligible Stockholder that such Eligible Stockholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (B) intends to maintain qualifying ownership of the Required Shares through the date of the applicable annual meeting of stockholders, (C) has not nominated and will not nominate for election to the Board of Directors at the applicable annual meeting of stockholders any person other than its Proxy Access Stockholder Nominee, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting of stockholders other than its Proxy Access Stockholder Nominee(s) or a nominee of the Board of Directors, (E) will not distribute to any stockholder any form of proxy for the applicable annual meeting of stockholders other than the form distributed by the Corporation, and (F) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and otherwise will comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 3.16; (ii) in the case of a nomination by a group of stockholders that together constitutes an Eligible Stockholder, the designation by all such group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and (iii) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Proxy Access Stockholder Nominee pursuant to this Section 3.16, and (C) file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Proxy Access Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act. In addition, no later than the Final Proxy Access Nomination Date, a Qualifying Fund

whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the Secretary documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds comprising the Qualifying Fund are either (i) under common management and investment control, or (ii) under common management and funded primarily by a single employer.

(h) The Eligible Stockholder may provide to the Secretary, at the time the information required by this Section 3.16 is provided, a written statement for inclusion in the Corporation’s proxy materials for the applicable annual meeting of stockholders, not to exceed 500 words, in support of the Eligible Stockholder’s Proxy Access Stockholder Nominee (the “Statement”). Notwithstanding anything to the contrary contained in this Section 3.16, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.

(i) No later than the Final Proxy Access Nomination Date, each Proxy Access Stockholder Nominee must: (i) provide to the Secretary all of the consents, representations and agreements required pursuant to Article Eighth of the Restated Certificate of Incorporation, as amended, as if the Proxy Access Stockholder Nominee was a nominee; (ii) submit to the Secretary all completed and signed questionnaires required of the Corporation’s Board of Directors within five business days of receipt of each such questionnaire from the Corporation; (iii) provide to the Secretary such Proxy Access Stockholder Nominee’s (A) name, date of birth, business address and residence address, (B) business experience during the past five years, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience, (C) whether he or she is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity, (D) any directorships currently held or held within the preceding five years, by him or her in any company with a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended, (E) whether, in the last ten years, he or she has been subject to any event specified in Item 401(f) of Regulation S-K, which may be material to an evaluation of his or her ability or integrity, (F) whether he or she is a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, or has received any such compensation or other payment from any person or entity other than the Corporation, in each case in connection with candidacy or service as a director of the Corporation (a “Third-Party Compensation Arrangement”), and (G) all information relevant to a determination of his or her status as to “independence,” including references to the criteria established by the Nasdaq Stock Market (or any other exchange or quotation system on which the Corporation’s equity securities are then listed or quoted) and the Corporation’s Corporate Governance Guidelines, in each case as in effect at the time of such nomination; and (iv) provide to the Secretary within five business days of the Corporation’s request such additional information as the Corporation determines may be necessary to permit the Board of Directors to determine (A) if such Proxy Access Stockholder Nominee’s status as to “independence,” including references to the criteria established by the Nasdaq Stock Market (or any other exchange or quotation system on which the Corporation’s equity securities are listed), any applicable rules of the Securities and Exchange Commission and the Corporation’s Corporate Governance Guidelines, (B) if such Proxy Access Stockholder Nominee has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s Corporate Governance Guidelines, and (C) if such Proxy Access Stockholder Nominee is not and has not been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission. In the event that any information or communications provided by the Eligible Stockholder or the Proxy Access Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Proxy Access Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct. The Notice of Proxy Access Nomination shall include (1) a written consent to being named in a proxy statement as a Proxy Access Stockholder Nominee, and to serve as a director if elected, signed by the Proxy Access Stockholder Nominee, (2) a written representation (in a form deemed satisfactory by the Secretary) that the Proxy Access Stockholder Nominee has read and agrees, if elected to serve as a member of the Board of Directors, to adhere to the Corporation’s Corporate Governance Guidelines and any other Corporation policies and guidelines applicable to directors, and (3) a written representation and agreement (in the form provided by the Secretary upon written request) signed by the Proxy Access Stockholder Nominee that he or she is not and will not become a party to any Third-Party Compensation Arrangement or any agreement, arrangement or understanding with any person or entity as to how he or she would vote or act on any issue or question as a director, in each case that has not been disclosed to the Corporation.

(j) Any Proxy Access Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at that annual meeting, or (ii) does not receive at least 25% of the votes cast in favor of the Proxy Access Stockholder Nominee’s election, will be ineligible to be a Proxy Access Stockholder Nominee pursuant to this Section 3.16 for the next two annual meetings of stockholders. Any Proxy Access Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 3.16 or any other provision of the Corporation’s By-Laws, Restated Certificate of Incorporation, as amended, Corporate Governance Guidelines or other applicable regulation at any time before the applicable annual meeting of stockholders, will not be eligible for election at the relevant annual meeting of stockholders and may not be substituted by the Eligible Stockholder that nominated such Proxy Access Stockholder Nominee. Any Eligible Stockholder (including each stockholder, fund comprising a Qualifying Fund or beneficial owner whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder) whose Proxy Access Stockholder Nominee is elected as a director at the annual meeting of stockholders will not be eligible to nominate or participate in the nomination of a Proxy Access Stockholder Nominee for the following two annual meetings of stockholders other than the nomination of such previously elected Proxy Access Stockholder Nominee.

(k) The Corporation shall not be required to include, pursuant to this Section 3.16, a Proxy Access Stockholder Nominee in its proxy materials for any meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of a Proxy Access Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation: (i) if the Proxy Access Stockholder Nominee or the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) who has nominated such Proxy Access Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting of stockholders other than its Proxy Access Stockholder Nominee(s) or a nominee of the Board of Directors; (ii) if another person is engaging in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting of stockholders other than a nominee of the Board of Directors; (iii) who is not “independent,” under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors; (iv) who does not meet the audit committee independence requirements under the rules of any stock exchange on which the Corporation’s securities are traded; (v) who is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (vi) who is not an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); (vii) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Restated Certificate of Incorporation, as amended, the rules and listing standards of the principal U.S. securities exchanges upon which the common stock of the Corporation is listed, or any applicable state or federal law, rule or regulation; (viii) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; (ix) whose then-current or within the preceding ten years’ business or personal interests place such Proxy Access Stockholder Nominee in a conflict of interest with the Corporation or any of its subsidiaries that would cause such Proxy Access Stockholder Nominee to violate any fiduciary duties of directors established pursuant to the Delaware General Corporation Law, including but not limited to, the duty of loyalty and duty of care, as determined by the Board of Directors; (x) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years; (xi) if such Proxy Access Stockholder Nominee or the applicable Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) shall have provided information to the Corporation in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors or any committee thereof; (xii) the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) and the Proxy Access Stockholder Nominee do not appear at the applicable annual meeting of stockholders to present the Proxy Access Stockholder Nominee for election; (xiii) the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) or applicable Proxy Access Stockholder Nominee otherwise breaches or fails to comply with or the Board of Directors determines it has breached its representations or obligations pursuant to these By-Laws, including, without limitation, this Section 3.16; (xiv) the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Required Shares through the date of the applicable annual meeting; or (xv) upon a determination by the Board of Directors or any committee thereof that (A) the information provided pursuant to this Section 3.16 to the Corporation by the Proxy Access Stockholder Nominee, or by the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) who nominated such individual, was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading or (B) the Proxy Access Stockholder Nominee, or the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) who nominated such individual, shall have breached or failed to comply with its agreements, representations undertakings or obligations pursuant to these By-Laws, including, without limitation, this Section 3.16. For the purpose of this paragraph, clauses (iii) through (xv) will result in the exclusion from the proxy materials pursuant to this Section 3.16 of the specific Proxy Access Stockholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of the Proxy Access Stockholder Nominee; however, clauses (i) and (ii) will result in the exclusion from the proxy materials pursuant to this Section 3.16 of all Proxy Access Stockholder Nominees from the applicable annual meeting of Stockholders, or, if the proxy statement already has been filed, the ineligibility of all Proxy Access Stockholder Nominees.

ARTICLE IV

OFFICERS

4.1 NUMBER. The officers of the Corporation shall be a Chief Executive Officer, a President and Chief Operating Officer, one or more Group Presidents (the number thereof to be determined by the Board of Directors), one or more vice presidents (the number thereof to be determined by the Board of Directors), a Treasurer, a Secretary and such Assistant Treasurers, Assistant Secretaries or other officers as may be elected by the Board of Directors.

4.2 ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. New offices may be created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor is elected and has qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Election of an officer shall not of itself create contract rights, except as may otherwise be provided by the General Corporation Law, the Restated Certificate of Incorporation, as amended, or these By-Laws.

4.3 REMOVAL. Any officer elected by the Board of Directors may be removed by the Board of Directors whenever in its judgement the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.4 VACANCIES. A vacancy in any office occurring because of death, resignation, removal or otherwise, may be filled by the Board of Directors.

4.5 [INTENTIONALLY OMITTED.]

4.6 THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the principal executive officer of the Corporation. Subject only to the Board of Directors, he shall be in charge of the business of the Corporation; he shall see that the resolutions and directions of the Board of Directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the Board of Directors; and, in general, he shall discharge all duties incident to the office of the chief executive officer of the Corporation and such other duties as may be prescribed by the Board of Directors from time to time. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board of Directors. The Chief Executive Officer shall have authority to vote or to refrain from voting any and all shares of capital stock of any other corporation standing in the name of the Corporation, by the execution of a written proxy, the execution of a written ballot, the execution of a written consent or otherwise, and, in respect to any meeting of the stockholders of such other corporation, and, on behalf of the Corporation, may waive any notice of the calling of any such meeting. The Chief Executive Officer or, in his absence, the President and Chief Operating Officer, the Vice President-Finance, the Vice President-Controller, the Treasurer or such other person as the Board of Directors or one of the preceding named officers shall designate, shall call any meeting of the stockholders of the Corporation to order and shall act as chairman of such meeting. In the event that no one of the Chief Executive Officer, the President and Chief Operating Officer, the Vice President-Finance, the Vice President-Controller, the Treasurer or a person designated by the Board of Directors or by one of the preceding named officers, is present, the meeting shall not be called to order until such time as there shall be present the Chief Executive Officer, the President and Chief Operating Officer, the Vice President-Finance, the Vice President-Controller, the Treasurer or a person designated by the Board of Directors or by one of the preceding named officers. The chairman of any meeting of the stockholders of this Corporation shall have plenary power to set the agenda, determine the procedure and rules of order, and make definitive rulings at meetings of the stockholders. The Secretary or an Assistant Secretary of the Corporation shall act as secretary at all meetings of the stockholders, but in the absence of the Secretary or an Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

4.7 THE PRESIDENT AND CHIEF OPERATING OFFICER. The President and Chief Operating Officer shall be the principal operating officer of the Corporation and, subject only to the Board of Directors and to the Chief Executive Officer, he shall have the general authority over and general management and control of the property, business and affairs of the Corporation. In general, he shall discharge all duties incident to the office of the principal operating officer of the Corporation and such other duties as may be prescribed by the Board of Directors and the Chief Executive Officer from time to time. In the absence of the Chairman of the Board and the Chief Executive Officer, the President and Chief Operating Officer shall preside at all meetings of the Board of Directors. In the absence of the Chief Executive Officer or in the event of his disability, or inability to act, or to continue to act, the President and Chief Operating Officer shall perform the duties of the Chief Executive Officer, and when so acting, shall have all of the powers of and be subject to all of the restrictions upon the office of Chief Executive Officer. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these By-Laws, he may execute for the Corporation certificates for its shares (the issue of which shall have been authorized by the Board of Directors), and any contracts, deeds, mortgages, bonds, or other instruments that the Board of Directors has authorized, and he may (without previous authorization by the Board of Directors) execute such contracts and other instruments as the conduct of the Corporation’s business in its ordinary course requires, and he may accomplish such execution in each case either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument. The President and Chief Operating Officer shall have authority to vote or to refrain from voting any and all shares of capital stock of any other corporation standing in the name of the Corporation, by the execution of a written proxy, the execution of a written ballot, the execution of a written consent or otherwise, and, in respect of any meeting of stockholders of such other corporation, and, on behalf of the Corporation, may waive any notice of the calling of any such meeting.

4.8 THE GROUP PRESIDENTS. Each of the Group Presidents shall have general authority over and general management and control of the property, business and affairs of certain businesses of the Corporation. Each of the Group Presidents shall report to the President and Chief Operating Officer or such other officer as may be determined by the Board of Directors or the President and Chief Operating Officer and shall have such other duties and responsibilities as may be assigned to him by the President and Chief Operating Officer and the Board of Directors from time to time.

4.9 THE VICE PRESIDENTS. Each of the Vice Presidents shall report to the President and Chief Operating Officer or such other officer as may be determined by the Board of Directors or the President and Chief Operating Officer. Each Vice President shall have such duties and responsibilities as from time to time may be assigned to him by the President and Chief Operating Officer and the Board of Directors.

4.10 THE TREASURER. The Treasurer shall: (i) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-Laws; (ii) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President and Chief Operating Officer or the Board of Directors. In the absence of the Treasurer, or in the event of his incapacity or refusal to act, or at the direction of the Treasurer, any Assistant Treasurer may perform the duties of the Treasurer.

4.11 THE SECRETARY. The Secretary shall: (i) record all of the proceedings of the meetings of the stockholders and Board of Directors in one or more books kept for the purpose; (ii) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (iii) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares of capital stock prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; (iv) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (v) have general charge of the stock transfer books of the Corporation and (vi) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President and Chief Operating Officer or the Board of Directors. In the absence of the Secretary, or in the event of his incapacity or refusal to act, or at the direction of the Secretary, any Assistant Secretary may perform the duties of Secretary.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1 CONTRACTS. Except as otherwise determined by the Board of Directors or provided in these By-Laws, all deeds and mortgages made by the Corporation and all other written contracts and agreements to which the Corporation shall be a party shall be executed in its name by the Chief Executive Officer, the President and Chief Operating Officer, or any Vice President so authorized by the Board of Directors.

5.2 LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

5.3 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

5.4 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI

CERTIFICATES FOR SHARES OF

CAPITAL STOCK AND THEIR TRANSFER

6.1 SHARE OWNERSHIP; TRANSFERS OF STOCK. Shares of the capital stock of the Corporation may be certificated or uncertificated. Owners of shares of the capital stock of the Corporation shall be recorded in the books of the Corporation and ownership of such shares shall be evidenced by a certificate or book entry notation in the books of the Corporation. If shares are represented by certificates, such certificates shall be in such form as may be determined by the Board of Directors. Certificates shall be signed by the Chief Executive Officer or the President and Chief Operating Officer or any Vice President and by the Treasurer or the Secretary or an Assistant Secretary. If any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. All certificates for shares of capital stock shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Each certificate surrendered to the Corporation for transfer shall be cancelled and no new certificate or other evidence of new shares shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new certificate or other evidence of new shares may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe. Uncertificated shares shall be transferred in the books of the Corporation upon the written instruction originated by the appropriate person to transfer the shares.

6.2 TRANSFER AGENTS AND REGISTERS. The Board of Directors may appoint one or more transfer agents or assistant transfer agents and one or more registrars of transfers, and may require all certificates for shares of capital stock of the Corporation to bear the signature of a transfer agent and a registrar of transfers. The Board of Directors may at any time terminate the appointment of any transfer agent or any assistant transfer agent or any registrar of transfers.

ARTICLE VII

LIABILITY AND INDEMNIFICATION

7.1 LIMITED LIABILITY OF DIRECTORS.

(a) No person who was or is a director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the duty of loyalty to the Corporation or its stockholders; (ii) for acts of omissions not in good faith or that involve intentional misconduct or known violation of law; (iii) under Section 174 of the General Corporation Law; or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended after the effective date of the By-Law to further eliminate or limit, or to the effective date of this By-Law to further eliminate or limit, or to authorize further elimination or limitation of, the personal liability of a director to this Corporation or its stockholders shall be eliminated or limited to the full extent permitted by the General Corporation Law, as so amended. For purposes of this By-Law, “fiduciary duty as a director” shall include any fiduciary duty arising out of serving at the request of this Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, and any liability to such other corporation, partnership, joint venture, trust or other enterprise, and any liability to this Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor, or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.

(b) Any repeal or modification of the foregoing paragraph by the stockholders of this Corporation shall not adversely affect the elimination or limitation of the personal liability of a director for any act or omission occurring prior to the effective date of such repeal or modification. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this By-Law.

7.2 LITIGATION BROUGHT BY THIRD PARTIES. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation; or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and other expenses (including attorneys’ fees) (“Expenses”), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding and any appeal thereof if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. For purposes of this By-Law, “serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise” shall include any service by a director or officer of the Corporation as a director, officer, employee, agent or fiduciary of such other corporation, partnership, joint venture trust or other enterprise, or with respect to any employee benefit plan (or its participants or beneficiaries) of the Corporation or any such other enterprise.

7.3 LITIGATION BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity against Expenses actually and reasonably incurred by him in connection with the investigation, defense or settlement of such action or suit and any appeal thereof if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such Expenses as the Court of Chancery of Delaware or such other court shall deem proper.

7.4 SUCCESSFUL DEFENSE. To the extent that any person referred to in section 7.2 or 7.3 of these By-Laws has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he shall be indemnified against Expenses actually and reasonably incurred by him in connection therewith.

7.5 DETERMINATION OF CONDUCT. Any indemnification under section 7.2 or 7.3 of these By-Laws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in section 7.2 or 7.3. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum (as defined in these By-laws) consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

7.6 ADVANCE PAYMENT. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding and any appeal upon receipt by the Corporation of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

7.7 DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION. The determination of the entitlement of any person to indemnification under section 7.2, 7.3 or 7.4 or to advancement of Expenses under section 7.6 of these By-Laws shall be made promptly, and in any event within 60 days after the Corporation has received a written request for payment from or on behalf of a director or officer and payment of amounts due under such sections shall be made immediately after such determination. If no disposition of such request is made within said 60 days or if payment has not been made within 10 days thereafter, or if such request is rejected, the right to indemnification or advancement of Expenses provided by this By-Law shall be enforceable by or on behalf of the director or officer in any court of competent jurisdiction. In addition to the other amounts due under this By-Law, Expenses incurred by or on behalf of a director or officer in successfully establishing his right to indemnification or advancement of Expenses, in whole or in part, in any such action (or settlement thereof) shall be paid by the Corporation.

7.8 BY-LAWS NOT EXCLUSIVE: CHANGE IN LAW. The indemnification and advancement of Expenses provided by these By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of Expenses may be entitled under any law (common or statutory), the Restated Certificate of Incorporation, as amended, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, or while employed by or acting as a director or officer of the Corporation or as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Notwithstanding the provisions of these By-Laws, the Corporation shall indemnify or make advancement of Expenses to any person referred to in section 7.2 or 7.3 of this By-Law to the full extent permitted under the laws of Delaware and any other applicable laws, as they now exist or as they may be amended in the future.

7.9 CONTRACT RIGHTS. All rights to indemnification and advancement of Expenses provided by these By-Laws shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves, served or has agreed to serve in such capacity, or at the request of the Corporation as director or officer of another corporation, partnership, joint venture, trust or other enterprise, at any time while these By-Laws and the relevant provisions of the General Corporation Law or other applicable law, if any, are in effect. Any repeal or modification of these By-Laws, or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable law, shall not in any way diminish any rights to indemnification of or advancement of Expenses to such director or officer or the obligations of the Corporation.

7.10 INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was or has to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these By-Laws.

7.11 INDEMNIFICATION OF EMPLOYEES OR AGENTS. The Board of Directors may, by resolution, extend the provisions of these By-Laws pertaining to indemnification and advancement of Expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee, agent or fiduciary of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee, agent or fiduciary of another Corporation, partnership, joint venture, trust or other enterprise or with respect to any employee benefit plan (or its participants or beneficiaries) of the Corporation or any such other enterprise.

ARTICLE VIII

FISCAL YEAR

8.1 The fiscal year of the Corporation shall end on the thirty-first day of December in each year.

ARTICLE IX

DIVIDENDS

9.1 The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by law and its Restated Certificate of Incorporation, as amended.

ARTICLE X

SEAL

10.1 The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.”

ARTICLE XI

WAIVER OF NOTICE

11.1 Whenever any notice whatever is required to be given under any provision of these By-Laws or of the Restated Certificate of Incorporation, as amended, or of the General Corporation Law, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

ARTICLE XII

AMENDMENTS

12.1 These By-Laws may be altered, amended or repealed and new By-Laws may be adopted at any meeting of the Board of Directors of the Corporation by a majority of the whole Board of Directors.

ARTICLE XIII

FORUM FOR CERTAIN ACTIONS

13.1 Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Restated Certificate of Incorporation, as amended, or these By-Laws (as they may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).